6th AMENDMENT TO LOAN PURCHASE AND SALE AGREEMENT

This 6th AMENDMENT TO LOAN PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of the 24th day of July , 2017, (“Effective Date”) by and between SHEPHERD’S FINANCE, LLC, a Delaware limited liability company (“Seller”) having an address at 12627 San Jose Boulevard, Suite 203, Jacksonville, Florida 32223, and S.K. FUNDING, LLC, a Florida limited liability company (“Buyer”) having an address at 630 Maplewood Drive, Suite 100, Jupiter FL, 33458.

RECITALS

A. On April 29, 2015, Seller and Seven Kings Holdings, Inc., entered into that certain Loan Purchase and Sale Agreement for the purpose of Seven Kings participating in certain loans issues by Seller, as more specifically described therein (“Agreement”);

B. On or about May 7, 2015, Seven Kings assigned its rights and interest in the Agreement to Buyer;

C. On or about November 19, 2015, Seller and Buyer entered into that certain 1st Amendment, that certain 2nd Amendment on February 19, 2016, that certain 3rd Amendment on October 27, 2016, that certain 4th Amendment in November 2016, and that certain 5th Amendment on May 24, 2017, each setting forth certain terms, conditions and understandings as more particularly set forth therein; and

D. Seller and Buyer wish to amend the Agreement, as previously amended, only and specifically for the loans listed on Exhibit “A” of this Amendment, which is attached hereto and made a part hereof (the “6th Amendment Loans”).

ARTICLE 1

INCORPORATION OF RECITALS; DEFINITIONS

1.1 Incorporation of Recitals. The above recitals are incorporated herein by this reference as if they were set forth herein in their entirety.

1.2 Definitions. Unless otherwise stated in this Amendment, defined terms used in this Amendment have their meanings as defined in the Agreement.

 ARTICLE 2

MODIFICATIONS

2.1 The following modifications shall be applicable to the 6th Amendment Loans, but shall have no applicability or effect on other loans participated in by the parties pursuant to the Agreement. Except as provided for herein, the Agreement shall apply to the 6th Amendment Loans. The following modifications to the Agreement shall apply to the 6th Amendment Loans:

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(a) The Buyer’s Investment Amount, as defined in Section 1.2 of the Agreement, will not be impacted by the 6th Amendment Loans.

(b) The Buyer Loan Amount, as defined in Section 1.2 of the Agreement, shall be the amount listed on Exhibit “A.”

(c) The Buyer Loan Percentage, as defined in Section 1.2 of the Agreement, shall not be applicable to the 6th Amendment Loans.

(d) The Interest Rate, as defined in Section 1.2 of the Agreement, shall be 10.5% calculated on a 365/366 actual day basis.

(e) The term of this Amendment shall be twenty-four (24) months from the Effective Date and shall automatically renew for additional six (6) month terms thereafter unless and until either party notifies the other party, in writing, of said party’s intent not to renew this Amendment, and the participation on the 6th Amendment Loans, no less than six (6) months prior to the end of a term. All principal outstanding, toghether with all accrued interest due Buyer and not yet disbursed to Buyer, shall be returned to Buyer upon the expiration or earlier termination of this Amendment.

(f) The Purchase Limit, as defined in Section 1.2 of the Agreement, shall not apply and this Amendment shall not affect the Purchase Limit as applied to other loans participated in by the parties pursuant to the terms of the Agreement.

(g) Section 2.1(a) of the Agreement is modified, to the extent necessary, to provide that Buyer agrees to purchase from Seller the 6th Amendment Loans in the amount set forth on Exhibit “A.”

(h) As of the Effective Date, the outstanding principal balance of the 6th Amendment Loans exceeds $4,000,000.00. As such, Section 2.2(a) of the Agreement is modified to provide that the Purchase Price shall be $3,000,000.00, pursuant and subject to the terms and conditions set forth below.

(i) Section 2.4 of the Agreement shall not apply to the 6th Amendment Loans and there will be no Buyer Loan Funding on these loans after the initial Purchase Price is funded.

(j) Section 2.5 of the Agreement is modified to provide that Buyer will not make Protective Advances.

(k) Section 5.6(c) of the Agreement is deleted in its entirety for the purposes of this Amendment and replaced with the following provision: “From all collections of principal payments under the Loan, Seller will receive all principal payments received when the outstanding principal balance of the 6th Amendment Loans is $4,000,000.00 or greater and Buyer will receive all principal payments on the 6th Amendment Loans when the outstanding principal balance is less than $4,000,000.00 until all of the Buyer Loan Amount is returned to Buyer, as more particularly described in subsection (m)(ii) below, after which all proceeds will be paid to Seller.”

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(l) Section 5.7 of the Agreement is hereby deleted in its entirety for the purposes of this Amendment and replaced with the following provision: “Buyer Loan shall have priority over Seller Loan.”

(m) The Buyer Loan Amount shall be funded by Buyer to Seller, returned to Buyer, and reinvested by Buyer as applicable, from time to time, during the term of this Amendment, as follows:

(i) Buyer shall fund Seller, pursuant to the terms of this Amendment, from time to time, as applicable, if and when Seller notifies Buyer, in writing, together with such documentation deemed sufficient by Buyer, that the outstanding principal balance of the 6th Amendment Loans exceeds $1,000,000.00, which Buyer shall fund to Seller on a dollar for dollar basis equal to such outstanding principal balance over $1,000,000.00 up to the Buyer Loan Amount (e.g. if Seller notifies Buyer the outstanding principal balance of the 6th Amendment Loans is $3,000,000.00, Buyer shall fund to Seller such amount necessary so that the Buyer Loan Amount outstanding is $2,000,000.00; if Seller notifies Buyer outstanding principal balance of the 6th Amendment Loans is $4,500,000.00, Buyer shall fund to Seller such amount necessary so that the Buyer Loan Amount outstanding is $3,000,000.00); however at no point shall the outstanding principal amount of Buyer’s funding to Seller under the terms of this Amendment exceed the Buyer Loan Amount; and

(ii) When, and in the event, the total outstanding principal balance of the 6th Amendment Loans is below $4,000,000, within two (2) business days thereafter Seller shall return to Buyer, on a dollar for dollar basis, Buyer’s principal on a dollar for dollar basis based on the 6th Amendment Loans principal paid off, which Buyer shall thereafter reinvest, if and as applicable and pursuant to this Amendment, as the 6th Amendment Loans principal is increased (e.g. if the outstanding principal balance of the 6th Amendment Loans is reduced from $4,200,000.00, after the initial Purchase Price paid by Buyer, to $3,000,000.00, Seller shall return to Buyer $1,000,000.00 of the outstanding Buyer Loan Amount; pursuant to subsection (i) above, if Seller thereafter notifies Buyer that the outstanding principal balance of the 6th Amendment Loans has increased from $3,000,000.00 to $3,500,000.00 Buyer shall fund Seller $500,000 towards Buyer Loan Amount).

ARTICLE 3

GENERAL

3.1 Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall continue in full force and effect. Except for the 6th Amendment Loans, no term or provision of this Amendment shall apply to any other loan participated in by the parties under the Agreement. No variation, modification or amendment to this Amendment shall be deemed valid or effective unless and until it is signed by the parties hereto. This Amendment may be executed in counterparts, each of which once so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

SHEPHERD’S FINANCE, LLC,
a Delaware limited liability company

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach
Title:	Chief Executive Officer

BUYER:

S.K. FUNDING, LLC, a Florida limited liability company

By:	/s/ Raymond E. Graziotto
Name:	Raymond E. Graziotto
Title:	Manager / Authorized Representative

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EXHIBIT A

6th Amendment Loans

(1) The Buyer Loan Amount, and Purchase Price, shall be $3,000,000.00, subject to the periodic adjustments as set forth in this Amendment, and shall relate to the following outstanding Notes, which shall collectively be referred to as the 6th Amendment Loans:

(a) Revolving Demand Note dated December 30, 2011, from Benjamin Marcus Homes, L.L.C., as Borrower, in favor of Shepherd’s Finance, LLC, as Lender, in the principal amount of $4,164,000.00; and

(b) Promissory Note dated December 29, 2010, from Investor’s Mark Acquisitions, L.L.C, as Borrower, in favor of 84 Financial L. P., as Lender, in the principal amount of $1,686,766.66, as assigned to Shepherd’s Finance, LLC; and

(c) Demand Note dated December 30, 2011, from Investor’s Mark Acquisitions, LLC, as Borrower, in favor of Shepherd’s Finance, LLC, as Lender, in the principal amount of $2,225,000.00.

(2) Simultaneously with the execution of this Amendment and Buyer paying the Buyer Loan Amount noted above, Seller shall assign the following documents to Buyer:

(a) That certain Open-End Mortgage dated December 30, 2011, by Benjanmin Marcus Homes, L.L.C., as Grantor, in favor of Shepherd’s Finance, LLC, as Lender, recorded on January 3, 2012, Instrument Number 201200085, in the public records of Washington County, Pennsylvania;

(b) That certain Assignment of Leases and Rents dated December 30, 2011, by Benjanmin Marcus Homes, L.L.C., as Grantor, in favor of Shepherd’s Finance, LLC, as Lender, recorded on January 3, 2012, Instrument Number 201200086, in the public records of Washington County, Pennsylvania;

(c) That certain Mortgage dated December 29, 2010, by Investor’s Mark Acquisitions, L.L.C., as Grantor, in favor of 84 Financial L.P., recorded on January 20, 2011, Instrumental Number 201102039 in the public records of Washington County, Pennsylvania, as assigned to Shepherd’s Finance, LLC, by that certain Assignment, Assumption, Amendment and Restatement of Mortgage dated December 30, 2011, and recorded on January 3, 2012, Instrument Number 201200091, in the public records of Washington County, Pennsylvania;

(d) That certain Open-End Mortgage dated December 30, 2011, by Investor’s Mark Acquisitions, L.L.C., as Grantor, in favor of Shepherd’s Finance, LLC, as Lender, recorded on January 3, 2012, Instrument Number 201200087, in the public records of Washington County, Pennsylvania;

(e) That certain Assignment of Leases and Rents dated December 30, 2011, by Investor’s Mark Acquisitions, L.L.C., as Grantor, in favor of Shepherd’s Finance, LLC, as Lender, recorded on January 3, 2012, Instrument Number 201200089, in the public records of Washington County, Pennsylvania; and

(f) That certain Assignment of Oil and Gas Leases dated December 30, 2011, by Investor’s Mark Acquisitions, L.L.C., as Grantor, in favor of Shepherd’s Finance, LLC, as Lender, recorded on January 6, 2012, Instrument Number 201200412, in the public records of Washington County, Pennsylvania

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